Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-6849

CONEXANT TO SELL PROPERTY IN NEWPORT BEACH
FOR $23.5 MILLION

NEWPORT BEACH, Calif., Dec. 14, 2010 – Conexant Systems, Inc. (NASDAQ: CNXT), a leading supplier of innovative semiconductor solutions for imaging, audio, embedded modem, and video surveillance applications, today announced that it has signed an agreement with Uptown Newport LP to sell property adjacent to its Newport Beach headquarters for $23.5 million. Under the terms of the agreement, Conexant will retain an equity investment in the land in the form of a limited partnership interest of up to $2.2 million. Uptown Newport LP is a joint venture consisting of a fund controlled by New York-based DRA Advisors LLC and an affiliate of The Shopoff Group, L.P., a real estate investment firm based in Irvine, Calif. The transaction is subject to customary closing conditions, and expected to be completed by the end of December.

“The divestiture of our property in Newport Beach will strengthen our balance sheet and provide us with increased financial liquidity,” said Scott Mercer, Conexant’s chairman and chief executive officer. “We plan to use the proceeds from the sale for general corporate purposes, including continued investments in our growth businesses.”

The property, located on Jamboree Road in Newport Beach, consists of approximately 25 acres and includes two leased buildings. For additional information on the planned development, contact The Shopoff Group at (949) 417-4347. Jones Lang LaSalle, Inc. is serving as the exclusive broker for the deal, led by Baker Morphy, vice president in the company’s Capital Markets Group.

About Conexant

Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

About DRA Advisors LLC

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, foundations, and insurance companies. Founded in 1986, the firm currently manages $9 billion in assets, consisting of over 20 million square feet of office / industrial space, 5 million square feet of retail space and over 41,000 residential units. Additional information about DRA can be found on the company’s website at www.draadvisors.com.

About The Shopoff Group

The Shopoff Group combines experience, expertise, integrity and vision to provide joint-venture opportunities for publicly-traded companies and private investors. These include residential and commercial projects, land acquisition and entitlement, off-balance sheet acquisition programs, equity and capital ventures. For more information, visit www.shopoff.com.

Safe Harbor

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our narrower, less diversified and more focused portfolio of products as a result of our recent restructuring activities; the risks of doing business internationally; the highly cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; our limited visibility into customer demand and our ability to accurately forecast future demand for our products; the intense competition we face in the markets we operate in; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the loss of a key customer or a significant reduction in or cancellation of purchases by any key customers; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; the risk that our research and development expenditures might not lead us to achieve anticipated sales volume for new products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; our successful development of competitive new products; future impairment of our goodwill and intangible assets; the financial risks of default by tenants and subtenants in the space we own or lease; the ability of our customers to manage inventory; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; our history of substantial GAAP losses; our ability to use our substantial net operating losses to offset future taxable income; general economic and political conditions and conditions in the markets we address; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.